Fomento Economico Mexicano S.A. de C.V.
(F-6 File No. 333-112342)

Effective December 7, 2006 the name of the company is Fomento Economico Mexicano,
S.A.B. de C.V.
Exhibit A to Deposit Agreement

No.
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents (i) from and after the date of the amended and restated Deposit
Agreement to (but excluding) the
Conversion Date, ten (10) Units, each Unit consisting of one (1) B share, two (2) D-B
Shares and two (2) D-L Shares, each
having no par value, and (ii) from and
after the Conversion Date, thirty (30) B
Shares and twenty (20) L Shares, each
having no par value

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR SHARES OR UNITS,
OF
FOMENTO ECONOMICO
MEXICANO, S.A. DE C.V.
(INCORPORATED UNDER THE LAWS
OF THE UNITED MEXICAN STATES)
The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that                      , or registered
assigns IS THE OWNER OF
AMERICAN DEPOSITARY SHARES
representing (i) from and after the date of this amended and restated Deposit
Agreement to (but excluding) the
Conversion Date, deposited Units, each Unit consisting of one (1) B share, two (2) D-B
Shares and two (2) D-L Shares, each having no par value (herein called Units), and (ii) from and after the Conversion Date, deposited B Shares and L Shares, each having no par value (herein called Shares) of Fomento Economico Mexicano, S.A. de
C.V., incorporated under the laws of the United Mexican States (herein called the
Company).  Each American Depositary
Share represents (i) from and after the date of this amended and restated Deposit
Agreement to (but excluding) the
Conversion Date, ten (10) Units, and (ii) from and after the Conversion Date, thirty
(30) B Shares and twenty (20) L Shares
which are either deposited or subject to deposit under the deposit agreement at the Mexico City office of Bancomer S.A.
(herein called the Custodian).  The
Depositarys Corporate Trust Office is
located at a different address


than its principal executive office.  Its
Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the amended and
restated deposit agreement, dated as of
February 11, 2004 (herein called the Deposit
Agreement), by and among the Company,
the Depositary, and all Owners and holders
from time to time of Receipts issued
thereunder, each of whom by accepting a
Receipt agrees to become a party thereto and
become bound by all the terms and
conditions thereof.  The Deposit Agreement
sets forth the rights of Owners and holders
of the Receipts and the rights and duties of
the Depositary in respect of the Units or
Shares deposited thereunder and any and all
other securities, property and cash from time
to time received in respect of such Units or
Shares and held thereunder (such Units or
Shares, securities, property, and cash are
herein called Deposited Securities).  Copies
of the Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made. Capitalized terms not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF UNITS OR
SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Owner hereof is
entitled to delivery, to him or upon his order,
of the amount of Deposited Securities at the
time represented by the American
Depositary Shares for which this Receipt is
issued.  Delivery of such Deposited
Securities may be made by the delivery of
(a) Units or Shares in the name of the Owner
hereof or as ordered by him or by certificates
properly endorsed or accompanied by proper
instruments of transfer to such Owner or as
ordered by him and (b) any other securities,
property and cash to which such Owner is
then entitled in respect of this Receipt to
such Owner or as ordered by him.  Such
delivery will be made at the option of the
Owner hereof, either at the office of the
Custodian or at the Corporate Trust Office
of the Depositary, provided that the
forwarding of certificates for Units or Shares
or other Deposited Securities for such
delivery at the Corporate Trust Office of the
Depositary shall be at the risk and expense
of the Owner hereof.  Notwithstanding any
other provision of the Deposit Agreement or
this Receipt, the surrender of outstanding
Receipts and withdrawal of Deposited
Securities may be suspended only for (i)
temporary delays caused by closing the
transfer books of the Depositary or the
Company or the deposit of Units or Shares
in connection with voting at a shareholders
meeting, or the payment of dividends, (ii)
the payment of fees, taxes and similar
charges, and (iii) compliance with any U.S.
or foreign laws or governmental regulations
relating to the Receipts or to the withdrawal
of the Deposited Securities.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, evidencing
the same aggregate number of American
Depositary Shares as the Receipt or Receipts
surrendered.  As a condition precedent to the
execution and delivery, registration of
transfer, split-up, combination, or surrender
of any Receipt or withdrawal of any
Deposited Securities, the Depositary, the
Custodian, or Registrar may require payment
from the depositor of Units or Shares or the
presenter of the Receipt of a sum sufficient
to reimburse it for any tax or other
governmental charge and any stock transfer
or registration fee with respect thereto
(including any such tax or charge and fee
with respect to Units or Shares being
deposited or withdrawn) and payment of any
applicable fees as provided in this Receipt,
may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with any regulations the
Depositary may establish consistent with the
provisions of the Deposit Agreement or this
Receipt.
      The delivery of Receipts against
deposits of Units or Shares generally or
against deposits of particular Units or Shares
may be suspended, or the transfer of
Receipts in particular instances may be
refused, or the registration of transfer of
outstanding Receipts generally may be
suspended, during any period when the
transfer books of the Depositary are closed,
or if any such action is deemed necessary or
advisable by the Depositary or the Company
at any time or from time to time because of
any requirement of law or of any
government or governmental body or
commission, or any securities exchange on
which the Units, Shares or American
Depositary Shares are listed, or under any
provision of the Deposit Agreement or this
Receipt, or for any other reason, subject to
Article (22) hereof.  Without limitation of
the foregoing, the Depositary shall not
knowingly accept for deposit under the
Deposit Agreement any Units or Shares
required to be registered under the
provisions of the Securities Act, unless a
registration statement is in effect as to such
Units or Shares.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner hereof to the Depositary.  The
Depositary may refuse to effect any transfer
of this Receipt or any withdrawal of
Deposited Securities represented by
American Depositary Shares evidenced by
such Receipt until such payment is made,
and may withhold any dividends or other
distributions, or may sell for the account of
the Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner hereof
shall remain liable for any deficiency.
5.	WARRANTIES OF
DEPOSITORS.
      Every person depositing Units or
Shares under the Deposit Agreement shall
be deemed thereby to represent and warrant
that such Units or Shares and each certificate
therefore, if applicable, are validly issued,
fully paid, nonassessable and free of any
pre-emptive rights of the holders of
outstanding Units or Shares and that the
person making such deposit is duly
authorized so to do.  Every such person shall
also be deemed to represent that the deposit
of such Units or Shares and the sale of
Receipts evidencing American Depositary
Shares representing such Units or Shares by
that person are not restricted under the
Securities Act of 1933.  Such representations
and warranties shall survive the deposit of
Units or Shares and issuance or cancellation
of Receipts.  If any such representations or
warranties are false in any way, the
Company and the Depositary shall be
authorized, at the cost and expense of the
person depositing Units or Shares, as the
case may be, to take any and all actions
reasonably necessary to correct the
consequences thereof.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Units or
Shares for deposit or any Owner or holder of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign
Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. The Depositary shall provide the Company, upon the Companys reasonable written request, in a timely manner, with copies of any such proofs of citizenship or residence, or exchange control approval that it receives, unless that disclosure is not permitted under applicable law. No Unit or Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in Mexico which is then performing the function of the regulation of currency exchange.

7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Units or Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.3 of the
Deposit Agreement), or by Owners, as
applicable:  (1) taxes and other
governmental charges, (2) such registration
fees as may from time to time be in effect
for the registration of transfers of Units or
Shares generally on the Unit or Share
register of the Company or Foreign Registrar
and applicable to transfers of Units or Shares
to or from the name of the Depositary or its
nominee or the Custodian or its nominee on
the making of deposits or withdrawals under
the Deposit Agreement, (3) such cable, telex
and facsimile transmission expenses as are
expressly provided in the Deposit Agree-
ment, (4) such expenses as are incurred by
the Depositary in the conversion of foreign
currency pursuant to Section 4.5 of the
Deposit Agreement, (5) a fee of $5.00 or less
per 100 American Depositary Shares (or
portion thereof) for the execution and
delivery of Receipts pursuant to Section 2.3,
4.3 or 4.4 of the Deposit Agreement and the
surrender of Receipts pursuant to Section 2.5
or 6.2 of the Deposit Agreement, (6) a fee of
$.02 or less per American Depositary Share
(or portion thereof) for any cash distribution
made pursuant to the Deposit Agreement,
including, but not limited to Sections 4.1
through 4.4 of the Deposit Agreement, to the
extent permitted by the rules of any
securities exchange on which the American
Depositary Shares may be listed for trading,
(7) a fee for the distribution of securities
pursuant to Section 4.2 of the Deposit
Agreement, such fee being in an amount
equal to the fee for the execution and
delivery of American Depositary Shares
referred to above which would have been
charged as a result of the deposit of such
securities (for purposes of this clause 7
treating all such securities as if they were
Units or Shares) but which securities are
instead distributed by the Depositary to
Owners, and (8) any other charge payable by
the Depositary, any of the Depositarys
agents, including the Custodian, or the
agents of the Depositarys agents in
connection with the servicing of Units or
Shares or other Deposited Securities (which
charge shall be assessed against Owners as
of the date or dates set by the Depositary in
accordance with Section 4.6 of the Deposit
Agreement and shall be payable at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting
such charge from one or more cash
dividends or other cash distributions).
      The Depositary, subject to
Section 2.9 of the Deposit Agreement, may
own and deal in any class of securities of the
Company and its affiliates and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
      Notwithstanding Section 2.3 of the
Deposit Agreement, the Depositary may
execute and deliver Receipts prior to the
receipt of Units or Shares pursuant to
Section 2.2 of the Deposit Agreement (Pre-
Release).  The Depositary may, pursuant to
Section 2.5 of the Deposit Agreement,
deliver Units or Shares upon the receipt and
cancellation of Receipts which have been
Pre-Released, whether or not such
cancellation is prior to the termination of
such Pre-Release or the Depositary knows
that such Receipt has been Pre-Released.
The Depositary may receive Receipts in lieu
of Units or Shares in satisfactory of a Pre-
Release.  Each Pre-Release will be (a)
preceded or accompanied by a written
representation from the person to whom
Receipts are to be delivered that such
person, or its customer, owns the Units or
Shares or Receipts to be remitted, as the case
may be, (b) at all times fully collateralized
with cash or such other collateral as the
Depositary deems appropriate, (c)
terminable by the Depositary on not more
than five (5) business days notice, and (d)
subject to such further indemnities and
credit regulations as the Depositary deems
appropriate.  The number of American
Depositary Shares which are outstanding at
any time as a result of Pre-Releases will not
normally exceed thirty percent (30%) of the
Units or Shares deposited under the Deposit
Agreement; provided, however, that the
Depositary reserves the right to change or
disregard such limit from time to time as it
deems reasonably appropriate.
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive holder and Owner of this
Receipt by accepting or holding the same
consents and agrees, that title to this Receipt
when properly endorsed or accompanied by
proper instruments of transfer, is
transferable by delivery with the same effect
as in the case of a negotiable instrument
under the laws of New York; provided,
however, that the Company and the
Depositary, notwithstanding any notice to
the contrary, may treat the person in whose
name this Receipt is registered on the books
of the Depositary as the absolute owner
hereof for the purpose of determining the
person entitled to distribution of dividends
or other distributions or to any notice
provided for in the Deposit Agreement and
for all other purposes.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual or facsimile
signature of a duly authorized signatory of
the Depositary and, if a Registrar for the
Receipts shall have been appointed,
countersigned by the manual or facsimile
signature of a duly authorized officer of the
Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company is subject to the
periodic reporting requirements of the
Securities Exchange Act of 1934 and,
accordingly, files certain reports with the
Securities and Exchange Commission
(hereinafter called the Commission).
      Such reports and communications
will be available for inspection and copying
at the public reference facilities maintained
by the Commission located at 450 Fifth
Street, N.W., Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary shall also,
upon written request, send to the Owners of
Receipts copies of such reports furnished by
the Company pursuant to the Deposit
Agreement. Any such reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Company shall be
furnished in English.
      The Depositary shall keep books at
its Corporate Trust Office for the
registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts, provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary shall
receive any cash dividend or other cash
distribution on any Deposited Securities, the
Depositary shall, if at the time of receipt
thereof any amounts received in a foreign
currency can in the judgment of the
Depositary be converted on a reasonable
basis into United States dollars transferable
to the United States, and subject to the
Deposit Agreement, convert such dividend
or distribution into Dollars and shall
distribute as promptly as practicable the
amount thus received (net of the fees and
expenses of the Depositary as provided in
the Deposit Agreement, if applicable) to the
Owners of Receipts entitled thereto,
provided, however, that in the event that the
Company or the Depositary shall be required
to withhold and does withhold from such
cash dividend or such other cash distribution
in respect of any Deposited Securities an
amount on account of taxes, the amount
distributed to the Owners of the Receipts
evidencing American Depositary Shares
representing such Deposited Securities shall
be reduced accordingly.
      Subject to the provisions of Sections
4.11 and 5.9 of the Deposit Agreement,
whenever the Depositary shall receive any
distribution other than a distribution
described in Sections 4.1, 4.3 or 4.4 of the
Deposit Agreement, the Depositary shall
cause the securities or property received by
it to be distributed to the Owners of Receipts
entitled thereto, after deduction or upon
payment of any fees and expenses of the
Depositary or any taxes or other
governmental charges in proportion to the
number of American Depositary Shares
representing such Deposit Securities held by
them respectively, in any manner that the
Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto, or if for
any other reason the Depositary deems such
distribution not to be feasible, the
Depositary may adopt such method as it may
deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees of
the Depositary as provided in Section 5.9 of
the Deposit Agreement) shall be distributed
by the Depositary to the Owners of Receipts
entitled thereto as in the case of a
distribution received in cash.
      If any distribution upon any
Deposited Securities consists of a dividend
in, or free distribution of, Units or Shares,
the Depositary may, after Consultation with
the Company and shall if the Company shall
so request, distribute as promptly as
practicable to the Owners of outstanding
Receipts entitled thereto, additional Receipts
evidencing an aggregate number of
American Depositary Shares representing
the amount of Units or Shares received as
such dividend or free distribution, subject to
the terms and conditions of the Deposit
Agreement with respect to the deposit of
Units or Shares and the issuance of
American Depositary Shares evidenced by
Receipts, including the withholding of any
tax or other governmental charge as
provided in Section 4.11 of the Deposit
Agreement and the payment of the fees of
the Depositary as provided in Section 5.9 of
the Deposit Agreement.  In lieu of delivering
Receipts for fractional American Depositary
Shares in any such case, the Depositary shall
sell the amount of Units or Shares
represented by the aggregate of such
fractions and distribute the net proceeds, all
in the manner and subject to the conditions
set forth in the Deposit Agreement.  If
additional Receipts are not so distributed,
each American Depositary Share shall
thenceforth also represent the additional
Units or Shares distributed upon the
Deposited Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Units or Shares and rights to
subscribe therefore) is subject to any tax or
other governmental charge which the
Depositary is obligated to withhold, the
Depositary may by public or private sale
dispose of all or a portion of such property
(including Units or Shares and rights to
subscribe therefore) in such amounts and in
such manner as the Depositary deems
necessary and practicable to pay any such
taxes or charges and the Depositary shall
distribute the net proceeds of any such sale
after deduction of such taxes or charges to
the Owners of Receipts entitled thereto.
      The Depositary will forward to the
Company or its agent such information from
its records as the Company may reasonably
request to enable the Company or its agents
to file necessary reports with governmental
authorities or agencies.  The Depositary, the
Custodian or the Company and its agents
may, but shall not be obligated to, file such
reports as are necessary to reduce or
eliminate applicable taxes on dividends and
on other distributions in respect of
Deposited Securities under applicable tax
treaties or laws for the Owners.  Owners of
American Depositary Shares may be
required from time to time, and in a timely
manner, to file such proof of taxpayer status,
residence and beneficial ownership (as
applicable), to execute such certificates and
to make such representations and warranties,
or to provide any other information or
documents, as the Depositary or the
Custodian may deem necessary or proper to
fulfill the Depositarys or the Custodians
obligations under applicable law.  The
Owners shall indemnify the Depositary, the
Company, the Custodian and any of their
respective directors, employees, agents and
affiliates against, and hold each of them
harmless from, any claims by any
governmental authority with respect to taxes,
additions to tax, penalties or interest arising
out of any refund of taxes, reduced rate of
withholding at source or other tax benefit
obtained.
      The Depositary is under no
obligation to provide the holders and
Owners with any information about the tax
status of the Company.  The Depositary shall
not incur any liability for any tax
consequences that may be incurred by
holders and Owners on account of their
ownership of the American Depositary
Shares, including without limitation, tax
consequences resulting from the Company
(or any of its subsidiaries) being treated as a
Foreign Personal Holding Company, or as a
Passive Foreign Investment Company (in
each case as defined in the U.S. Internal
Revenue Code and the regulations issued
thereunder) or otherwise.
13.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive foreign currency, by
way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall as promptly as practicable
convert or cause to be converted, by sale or
in any other manner that it may determine,
such foreign currency into Dollars, and such
Dollars shall be distributed to the Owners
entitled thereto or, if the Depositary shall
have distributed any warrants or other
instruments which entitle the holders thereof
to such Dollars, then to the holders of such
warrants and/or instruments upon surrender
thereof for cancellation.  Such distribution
may be made upon an averaged or other
practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions, the date of delivery of
any Receipt or otherwise and shall be net of
any expenses of conversion into Dollars
incurred by the Depositary as provided in
Section 5.9 of the Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary or the
Custodian is not convertible on a reasonable
basis into Dollars transferable to the United
States, or if any approval or license of any
government or agency thereof which is
required for such conversion is denied or in
the opinion of the Depositary is not
obtainable, or if any such approval or license
is not obtained within a reasonable period as
determined by the Depositary, the
Depositary may distribute the foreign
currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or
in its discretion may hold such foreign
currency uninvested and without liability for
interest thereon for the respective accounts
of, the Owners entitled to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
14.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Units or Shares or
any rights of any other nature, the
Depositary after Consultation with the
Company shall have discretion as to the
procedure to be followed in making such
rights available to any Owners or in
disposing of such rights on behalf of any
Owners and making the net proceeds
available to such Owners or, if by the terms
of such rights offering or for any other
reason, the Depositary may not either make
such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines in its discretion that it
is lawful and feasible to make such rights
available to all Owners or to certain Owners
but not to other Owners, the Depositary may
distribute, to any Owner to whom it
determines the distribution to be lawful and
feasible, in proportion to the number of
American Depositary Shares held by such
Owner, warrants or other instruments
therefor in such form as it deems
appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner under the
Deposit Agreement, the Depositary will
make such rights available to such Owner
upon written notice from the Company to
the Depositary that (a) the Company has
elected in its sole discretion to permit such
rights to be exercised and (b) such Owner
has executed such documents as the
Company has determined in its sole
discretion are reasonably required under
applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Units or Shares to be received
upon the exercise of the rights, and upon
payment of the fees and expenses of the
Depositary and any other charges as set forth
in such warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Units or
Shares, and the Company shall cause the
Units or Shares so purchased to be delivered
to the Depositary on behalf of such Owner.
As agent for such Owner, the Depositary
will cause the Units or Shares so purchased
to be deposited pursuant to Section 2.2 of
the Deposit Agreement, and shall, pursuant
to Section 2.3 of the Deposit Agreement,
execute and deliver Receipts to such Owner.
 In the case of a distribution pursuant to the
second paragraph of this Article, such
Receipts shall be legended in accordance
with applicable U.S. laws, and shall be
subject to the appropriate restrictions on
sale, deposit, cancellation and transfer under
such laws.
      If the Depositary determines in its
discretion that it is not lawful and feasible to
make such rights available to all or certain
Owners, it may sell the rights, warrants or
other instruments in proportion to the
number of American Depositary Shares held
by the Owners to whom it has determined it
may not lawfully or feasibly make such
rights available, and allocate the net
proceeds of such sales (net of the fees and
expenses of the Depositary as provided in
Section 5.9 of the Deposit Agreement and
all taxes and governmental charges payable
in connection with such rights and subject to
the terms and conditions of the Deposit
Agreement) for the account of such Owners
otherwise entitled to such rights, warrants or
other instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any Receipt or otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act with respect to a distribution
to Owners or are registered under the
provisions of the Securities Act.  If an
Owner of Receipts requests distribution of
warrants or other instruments,
notwithstanding that there has been no such
registration under such the Securities Act,
the Depositary shall not effect such
distribution unless it has received an opinion
from recognized counsel in the United States
for the Company upon which the Depositary
may rely that such distribution to such
Owner is exempt from such registration.
      Neither the Depositary nor the
Company shall be responsible for any failure
to determine that it may be lawful or feasible
to make such rights available to Owners in
general or any Owner in particular.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Units or
Shares that are represented by each
American Depositary Share, or whenever the
Depositary shall receive notice of any
meeting of holders of Units or Shares or
other Deposited Securities, the Depositary
shall fix a record date which date shall, to
the extent practicable, be the same date as
the record date for the Units or Shares (a) for
the determination of the Owners of Receipts
who shall be (i) entitled to receive such
dividend, distribution or rights or the net
proceeds of the sale thereof or (ii) entitled to
give instructions for the exercise of voting
rights at any such meeting, or (b) on or after
which each American Depositary Share will
represent the changed number of Units or
Shares, subject to the provisions of the
Deposit Agreement the Owners on such
record date shall be entitled, as the case may
be, to receive the amount distributable by the
Depositary with respect to such dividend or
other distribution or such rights or the net
proceeds of sale thereof in proportion to the
number of American Depositary Shares held
by them respectively and to give voting
instructions and to act in respect of any other
such matter.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt from the Company of
notice of any meeting of holders of Units or Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners of Receipts a notice, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Company, (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of Mexican law and of the By-laws of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Units or Shares or other
Deposited Securities represented by their respective American Depositary Shares and
(c) a statement as to the manner in which such instructions may be given, including an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose (the Instruction Date), the
Depositary shall endeavor, in so far as
practicable to vote or cause to be voted the amount of Units, Shares or other Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Units or Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions. If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary
Shares evidenced by such Owners Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided, that no such instruction shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Units or Shares. In the event that the Company does so inform the Depositary in writing of the existence of any of the foregoing circumstances (x), (y) or (z), then the Depositary shall deem such Owner to have so instructed the Depositary to vote or to give voting instructions with respect to or cause the Custodian to vote or give voting instructions with respect to such Deposited
Securities in the same manner as holders of the majority of the class of Deposited
Securities voted at the relevant meeting.
      Subject to the rules of any securities
exchange or market on which American
Depositary Shares or the Deposited
Securities represented thereby are listed or traded, at least two (2) Business Days prior to the date of such meeting or date for giving such instructions, the Depositary shall if requested by the Company deliver to the Company, to the attention of its secretary, copies of all instructions received from Owners in accordance with which the Depositary will vote, or cause to be voted, or give voting instructions with respect to, the Deposited Securities. Delivery of instructions will be made at the expense of the Company provided that payment of such expense shall not be a condition precedent to the obligations of the Depositary under this section.
      Notwithstanding anything else
contained herein, the Depositary shall, if so requested in writing by the Company, represent all Deposited Securities (whether or not voting instructions have been received in respect of such Deposited Securities from holders as of the record date set pursuant to
Section 4.6 of the Deposit Agreement) for the sole purpose of establishing a quorum at a meeting of shareholders.
      There can be no assurance that
Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Units, Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation or any other reclassification of
Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for or
in conversion of or in respect of Deposited
Securities shall be treated as new Deposited
Securities under the Deposit Agreement, and
American Depositary Shares shall
thenceforth represent, in addition to the
existing Deposited Securities, if any, the
new Deposited Securities so received in
exchange or conversion, unless additional
Receipts are delivered pursuant to the
following sentence.  In any such case the
Depositary may, and shall if the Company
shall so request, execute and deliver
additional Receipts as in the case of a
dividend in Units or Shares, or call for the
surrender of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their respective
directors, employees, agents or affiliates
shall incur any liability to any Owner or
holder of any Receipt, if by reason of any
provision of any present or future law or
regulation of the United States or any other
country, or of any governmental or
regulatory authority or stock exchange, or by
reason of any provision, present or future, of
the By-laws of the Company, or by reason of
any provision of any Securities issued or
distributed by the Company, or any Offering
or distribution thereof or by reason of any
act of God or war or terrorism or other
circumstances beyond its control, the
Depositary or the Company shall be
prevented, delayed or forbidden from, or be
subject to any civil or criminal penalty on
account of, doing or performing any act or
thing which by the terms of the Deposit
Agreement or Deposited Securities it is
provided shall be done or performed; nor
shall the Depositary or the Company incur
any liability to any Owner or holder of a
Receipt by reason of any non-performance
or delay, caused as aforesaid, in the
performance of any act or thing which by the
terms of the Deposit Agreement it is
provided shall or may be done or performed,
or by reason of any exercise of, or failure to
exercise, any discretion provided for in the
Deposit Agreement.  Where, by the terms of
a distribution pursuant to Sections 4.1, 4.2 or
4.3 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.4 of the
Deposit Agreement, or for any other reason,
such distribution or offering may not be
made available to Owners of Receipts, and
the Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
 Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Owners or holders of Receipts, except that
they agree to perform their obligations
specifically set forth in the Deposit
Agreement without negligence or bad faith.
The Depositary shall not be subject to any
liability with respect to the validity or worth
of the Deposited Securities.  Neither the
Depositary nor the Company shall be under
any obligation to appear in, prosecute or
defend any action, suit or other proceeding
in respect of any Deposited Securities or in
respect of the Receipts, which in its opinion
may involve it in expense or liability, unless
indemnity satisfactory to it against all
expense and liability shall be furnished as
often as may be required, and the Custodian
shall not be under any obligation whatsoever
with respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any governmental authority,
any person presenting Units or Shares for
deposit, any Owner or holder of a Receipt,
or any other person believed by it in good
faith to be competent to give such advice or
information.  The Depositary shall not be
liable for any acts or omissions made by a
successor depositary whether in connection
with a previous act or omission of the
Depositary or in connection with any matter
arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
The Depositary shall not be responsible for
any failure to carry out any instructions to
vote any of the Deposited Securities, or for
the manner in which any such vote is cast or
the effect of any such vote, provided that any
such action or nonaction is in good faith.
The Company agrees to indemnify the
Depositary, its directors, employees, agents
and affiliates and any Custodian against, and
hold each of them harmless from, any
liability or expense (including, but not
limited to, the fees and expenses of counsel)
which may arise out of any registration with
the Commission of Receipts, American
Depositary Shares or Deposited Securities or
the offer or sale thereof in the United States
or out of acts performed or omitted, in
accordance with the provisions of the
Deposit Agreement and of the Receipts, as
the same may be amended, modified or
supplemented from time to time, (i) by
either the Depositary or a Custodian or their
respective directors, employees, agents and
affiliates, except for any liability or expense
arising out of the negligence or bad faith of
either of them, or (ii) by the Company or any
of its directors, employees, agents and
affiliates.  The Depositary agrees to
indemnify the Company, its directors,
employees, agents and affiliates and hold
them harmless from any liability or expense
which may arise out of acts performed or
omitted by the Depositary or its Custodian
or their respective directors, employees,
agents and affiliates due to their negligence
or bad faith.  No disclaimer of liability under
the Securities Act of 1933 is intended by any
provision of the Deposit Agreement.  Any
person seeking indemnification hereunder
(an indemnified person) shall notify the
person from whom it is seeking
indemnification (the indemnifying person)
of the commencement of any indemnifiable
action or claim promptly after such
indemnified person becomes aware of such
commencement (provided that the failure to
make such notification shall not affect such
indemnified persons rights to seek
indemnification except to the extent the
indemnifying person is materially prejudiced
by such failure) and shall consult in good
faith with the indemnifying person as to the
conduct of the defense of such action or
claim that may give rise to an indemnity
hereunder, which defense shall be
reasonable in the circumstances. No
indemnified person shall compromise or
settle any action or claim that may give rise
to an indemnity hereunder without the
consent of the indemnifying person, which
consent shall not be unreasonably withheld.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
so to do delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary may at any time be removed by
the Company by 120 days prior written
notice of such removal, which shall become
effective upon the later to occur of the (i)
120th day after delivery of the notice to the
Depositary or (ii) the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners of Receipts to do so,
it may appoint substitute or additional
custodian or custodians.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary without the consent of Owners
and holders in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable, telex or facsimile transmission
costs, delivery costs or other such expenses),
or which shall otherwise prejudice any
substantial existing right of Owners of
Receipts, shall, however, not become
effective as to outstanding Receipts until the
expiration of thirty days after notice of such
amendment shall have been given to the
Owners of outstanding Receipts.  Every
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such Receipt,
to consent and agree to such amendment and
to be bound by the Deposit Agreement as
amended thereby.  In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
represented thereby, except in order to
comply with mandatory provisions of
applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at
the direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 30 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding if at any time 60 days shall have
expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  On and after the date of
termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary, (b)
payment of the fee of the Depositary for the
surrender of Receipts referred to in Section
2.5 of the Deposit Agreement and (c)
payment of any applicable taxes or
governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by the American Depositary Shares
evidenced by such Receipt.  If any Receipts
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights and other property as provided in the
Deposit Agreement, and shall continue to
deliver Deposited Securities, together with
any dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement and any applicable taxes or
governmental charges).  At any time after
the expiration of 6 months from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges). Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
under Sections 5.8 and 5.9 of the Deposit
Agreement.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement or this Receipt to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1)
of the General Instructions to the Form F-6
Registration Statement, as amended from
time to time, under the Securities Act.

23.	SUBMISSION TO
JURISDICTION;
APPOINTMENT OF AGENT
FOR SERVICE OF PROCESS.
      The Company hereby (i) irrevocably
designates and appoints CT Corporation, in
the State of New York, as the Companys
authorized agent upon which process may be
served in any suit or proceeding arising out
of or relating to the Shares or Deposited
Securities, the American Depositary Shares,
the Receipts or this Agreement, (ii) consents
and submits to the jurisdiction of any state
or federal court in the State of New York in
which any such suit or proceeding may be
instituted, and (iii) agrees that service of
process upon said authorized agent shall be
deemed in every respect effective service of
process upon the Company in any such suit
or proceeding.  The Company agrees to
deliver, upon the execution and delivery of
the Deposit Agreement, a written acceptance
by such agent of its appointment as such
agent.  The Company further agrees to take
any and all action, including the filing of any
and all such documents and instruments, as
may be necessary to continue such
designation and appointment in full force
and effect for so long as any American
Depositary Shares or Receipts remain
outstanding or this Agreement remains in
force.  In the event the Company fails to
continue such designation and appointment
in full force and effect, the Company hereby
waives personal service of process upon it
and consents that any such service of
process may be made by certified or
registered mail, return receipt requested,
directed to the Company at its address last
specified for notices hereunder, and service
so made shall be deemed completed five (5)
days after the same shall have been so
mailed.
24.	DISCLOSURE OF INTERESTS.
      Notwithstanding any other provision
of the Deposit Agreement, each Owner and
holder agrees to comply with requests from
the Company pursuant to applicable law or
the By-laws to provide information, inter
alia, as to the capacity in which such Owner
or holder owns American Depositary Shares
(and Units or Shares as the case may be) and
regarding the identity of any other person(s)
interested in such American Depositary
Shares (and Units or Shares as the case may
be) and the nature of such interest and
various other matters, whether or not they
are Owners or holders at the time of such
request.  The Depositary agrees to use its
reasonable efforts to forward, upon the
written request of the Company and at the
expense of the Company, any such written
request from the Company to the Owners
and to forward, as promptly as practicable,
to the Company any such responses to such
requests received by the Depositary.  If the
Company requests information from the
Depositary, the Custodian or the nominee of
either, as the registered owner of the Units
or Shares, the obligations of the Depositary,
Custodian or such nominee, as the case may
be, shall be limited to disclosing to the
Company the information contained in the
register.
25.	OWNERSHIP RESTRICTIONS.
	Notwithstanding any other provision
in the Deposit Agreement, the Company
may restrict transfers of the Units or Shares, as the case may be, where such transfer might result in ownership of Units or Shares exceeding limits imposed by applicable law or the By-laws of the Company. The
Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Units or Shares represented by the American
Depositary Shares owned by a single Owner exceeding such limits. The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take such reasonable and practicable actions with respect to the ownership interest of any Owner in excess of the limits set forth in the preceding sentence, including, but not limited to, the imposition of restrictions on the transfer of American Depositary Shares, the removal or limitation of voting rights or mandatory sale or disposition on behalf of an Owner of the Units or the Shares (as the case may be) represented by the American
Depositary Shares held by such Owner in
excess of such limitations, if and to the extent such disposition is reasonable and practicable and permitted by applicable law and the By-laws of the Company. The
Depositary shall, at the sole expense of the Company, use its reasonable efforts to comply with the reasonable and practicable written instructions of the Company as provided in this Article. The Depositary shall have no liability for any action taken by it pursuant to this Article and Section 3.5 of the Deposit Agreement.

25.	REDEMPTION.
      If the Company intends to exercise
any right of redemption in respect of any of the Deposited Securities, the Company shall give notice thereof to the Depositary at least
45 days prior to the intended date of
redemption which notice shall set forth the particulars of the proposed redemption.
Upon receipt of such notice and a
satisfactory opinion of counsel, the
Depositary shall mail to each holder a notice setting forth the intended exercise by the Company of the redemption rights and any other particulars set forth in the Companys notice to the Depositary. The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption rights are being exercised against payment of the applicable redemption price. Upon receipt of the confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall call for the surrender of Receipts, if applicable, and upon surrender of Receipts, cancel such Receipts and, subject to Section 4.5, convert and distribute the proceeds (net of applicable
(a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes) to the Owners entitled thereto. If less than all outstanding Deposited Securities are redeemed, the Receipts representing
American Depositary Shares to be cancelled will be selected by lot or on a pro rata basis, as may be determined by the Depositary.
The redemption price per American
Depositary Share shall be the per-share
amount received by the Depositary upon the redemption of the Deposited Securities represented by American Depositary Shares
(subject to the terms of Section 4.5 of the Deposit Agreement and the applicable fees and charges of, and expenses incurred by, the Depositary, and applicable taxes) multiplied by the number of Deposited
Securities represented by each American
Depositary Share redeemed..





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